Exhibit 10.7

Made this 1st day of November 2020

INVESTMENT AGREEMENT

FOR

SUBSCRIPTION

OF ISSUER’S STOCK

BETWEEN

Treasure Global Inc.

(Delaware Department of State’s File No.: 7908921)

(“Issuer”)

AND

Space Capital Berhad

[Malaysian Company Registration No.: 202001021309

(1377629-P)]

(“Investor”)

Investment Agreement for Subscription of Issuer’s Stocks

Private & Confidential

This Investment Agreement for Subscription of Issuer’s Stocks is made on the date as stipulated in Section 1 of the Schedule (the “Agreement Date”).

BETWEEN

1.	The company with details stipulated in Section 2 of the Schedule (the "Issuer") of the one part

AND

2.	The company with details stipulated in Section 3 of the Schedule (the “Investor”) of the last part.

(the Issuer and Investor are individually as “Party” collectively as “Parties”)

RECITALS

Whereas:-

A.	The Issuer is incorporated in the state of Delaware, United States of America.

B.	The Investor is amongst others, in the business of assets and portfolio management and is a wholly owned subsidiary of its holding company of the Fund Manager with details stipulated in Section 4 of the Schedule, a registered person pursuant to CMSA who is possessing a valid registration (C/A003/PEMC/2019) as a private equity management corporation (“PEMC”) as of the date of this Agreement.

C.	The Fund Manager has duly deposited, on the 8th of August 2020, an Information Memorandum (“IM”) pertaining to the launching of Investor with the Securities Commission Malaysia. The Investor has proposed to issue 36,000 lots of Cumulative Redeemable Preference Shares (“CRPS”) whereby each lot contains 25,000 units of CRPS at a subscription price of RM1.00 each CRPS to Sophisticated Investors. The Sophisticated Investor who subscribes to the CRPS shall be known as “CRPS Subscriber”. A copy of the IM is attached herein as Appendix A.

D.	In view of Issuer’s business and potential growths, the Investor is desirous, for and on behalf of Sophisticated Investors, to invest in Issuer principally in the following manners, all in accordance to the terms and conditions of this Agreement: -

(i)	Whereas the Issuer is desirous to be listed as a listing entity in the National Association of Securities Dealers Automated Quotations exchange (NASDAQ) (the “Listing”) in accordance to the NASDAQ Listing Procedure.

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(ii)	The Issuer is desirous to carry out fund-raising exercise prior to the Listing by issuing RCN to the Investor. The Investor is desirous to invest for and on behalf of Sophisticated Investors who subscribed to CRPS through investing in the RCN and thereafter converting the relevant RCN into Conversion Stocks in accordance to this Agreement.

(iii)	The RCN duly issued by the Issuer and Subscribed by the Investor in respective Tranches are convertible into the Conversion Stock, all subject to the terms and conditions herein.

(iv)	Upon conversion of RCN into the Conversion Stock, the Investor reserves the right to transfer fully or partially the Conversion Stock to the CRPS Subscriber. It is deemed to be part of the return of investment for CRPS Subscriber at the conversion ratio as the Investor and the CRPS Subscriber agree in writing from time to time in accordance to the CRPS subscription agreement.

(v)	In the event of Redemption, the Redemption Sum (as defined in Clause 7) so received by the Investor shall be repaid to the CRPS Subscriber in the form and manner as the Investor and the CRPS Subscriber may agree from time to time.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, the Parties mutually agree as follows:

1.	INTERPRETATION

In this Agreement, unless the context otherwise requires:

1.1.	Except to the extent that the context requires otherwise, any reference to “this Agreement” or to any other agreement or document is a reference to this Agreement (including the schedules, annexes and appendices) or, as the case may be, the relevant agreement or document as amended, supplemented or novated from time to time or the relevant agreement or document, as the case may be and includes a reference to any document which amends, waives is supplemental to or novates the terms of this Agreement or as the case may be the relevant agreement or document.

1.2.	Except where otherwise stated any reference to any statutory provision includes a reference to any modification, extension or re-enactment thereof (whether made before or after the date hereof) for the time being in force and also includes a reference to all by-laws, instruments, orders and regulations for the time being made thereunder or deriving therefrom. Unless the context otherwise required, any written law shall mean written law of Malaysia.

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1.3.	Except to the extent that the context requires otherwise, reference to the singular shall include references to the plural and vice versa.

1.4.	Words denoting one gender include the other gender.

1.5.	Words denoting the persons include corporations and vice versa and also include their respective heirs, personal representatives, successors in title or permitted assigns as the case may be.

1.6.	Reference to “include” and “including” shall be construed without limitation.

1.7.	Any reference to the recitals, sub-paragraph, paragraph, clause, schedule or appendix of or to this Agreement.

1.8.	Where a word of phrase is given a defined meaning in this Agreement, any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning in Malaysia.

1.9.	Except where otherwise stated, if any period of time is specified from a given day, or the day of a given act or event, it is to be calculated exclusive of that day and if any period of time falls on a day which is not a Business Day, then that period is to be deemed to only expire on the next Business Day.

1.10.	The table of contents, headings and sub-headings in this Agreement are inserted merely for convenience of reference and shall be part of the interpretation and construction of any of the provisions contained herein.

1.11.	English (UK and Malaysia variant) is the governing language of this Agreement and shall prevail over any translations that shall be made of this Agreement. All correspondence, notices or other documents required or permitted hereunder may be drawn up in English and drawings and diagrams shall be annotated English.

1.12.	The recitals, schedules and appendices of and to this Agreement shall have effect and be construed as an integral part of this Agreement but in the event of any conflict or discrepancy between any of the provisions of this Agreement such conflict or discrepancy shall, for the purposes of the interpretations and enforcement of this Agreement be resolved by giving the provisions containing in the clauses of this Agreement priority and precedence over the provisions contained in the recitals, schedule and appendices of and to this Agreement. All illustrations are included for the ease of understanding of relevant provisions in this Agreement and shall not form part of any obligations, rights or remedies on or in favor of any Party in relation to event or circumstances contemplated in any of those illustrations. The construction of such illustrations shall be same as heading in Clause 1.10. All tables however shall form part of the Agreement and be interpreted accordingly in relation to the relevant Clause.

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2.	DEFINITION

For the purposes of this Agreement the following expressions have the following meanings:-

2.1.	“Bank” means a licensed person, companies and/or bodies under FSA (as hereinafter defined) who is licensed to carry out banking business;

2.2.	“Board” means the board of directors of the Issuer;

2.3.	“Business Day” means a calendar day not being Saturday, Sunday and/or public holiday whereby the Banks in the state of Selangor, Malaysia is open for general banking business;

2.4.	“Cent” one per hundred of a USD;

2.5.	“Closing Date” means the last day of the Subscription Parameter of the relevant Tranche;

2.6.	“CMSA” means Malaysian Capital Markets and Services Act 2007 [Act 671];

2.7.	“Confidential Information” means all information of the Parties, their respective subsidiaries and/or Affiliates, and their employees and such other information labelled as ‘Confidential’, ‘Private and Confidential’, ‘P&C’ or with any other similar phrases or words by any Party or otherwise, in any and all mediums, whether oral, written or otherwise, including but not limited to, details of the prospective investors and members, any data, manner of operations of business, standard operational procedures, policies, procedures, fees structures, ideas, techniques, programs, marketing strategies, marketing information, marketing plans, prospective leads, advertising plans, business analysis, any written or oral data, files, agreement, contract, memorandum, any negotiation record on any device, any information and forecasts, technology, research, know-hows, inventions, discoveries, designs, processes, formulations, models, equipment, arithmetic, algorithms, software programs, interfaces, documents, ideas, concepts, specifications, information concerning research and development work, trade and/or business secrets, current, planned or proposed products, marketing and/or business plans, forecasts, projections and analyses, financial statements, financial information, prices, customer information, customer-client relationship, site information and intellectual property rights;

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2.8.	“Constitution” means the constitutional document of the Issuer which have been duly adopted by the Issuer in accordance to the Delaware Code;

2.9.	“Conversion Stock” means the ordinary stock of the Issuer in which RCN is to be converted in accordance to Conversion Ratio all subject to Delaware Code and Constitution;

2.10.	“Conversion Ratio” means the conversion ratio for the conversion of RCN to Conversion Stock as stipulated in Clause 6.2;

2.11.	“Delaware Code” means the compilation of statutes enacted by Delaware General Assembly, State of Delaware, the United States of America commonly with thirty one (31) titles therein including but not limited to Commerce and Trade (Title 6) and Corporations (Title 8);

2.12.	“Executive” means person who at the time of an effective Moratorium: (a) hold managerial position in the Issuer including but not limited to director, chief executive officer and/or Founder; and (b) hold common stock(s) of the Issuer;

2.13.	“FSA” means Malaysian Financial Services Act 2013 [Act 758];

2.14.	“Founder” means the founding stockholder of the Issuer, with details stipulated in Section 5 of the Schedule;

2.15.	“Fund Manager” means Swordfish Solutions Sdn. Bhd. [Company Registration No. 201601022810 (1193749-W)];

2.16.	“Liquidity Event” means the failure of Issuer to be listed on NASDAQ due to whatsoever reasons on or before 30th October 2023;

2.17.	“Listing Procedure” means the process to list the Company in NASDAQ stock exchange in compliance to the relevant laws, manuals, standards, legislation or otherwise applicable for NASDAQ stock exchange;

2.18.	“Malaysian Ringgit” or “MYR” means the legal tender in Malaysia;

2.19.	“Moratorium” means restriction of trading, transfer, assignment and/or otherwise part legal or beneficial possession of any Conversion Stocks and/or Success Fees Stocks (as defined in Clause 11.2.) to any person howsoever which the duration whereof the Parties may hereunder or otherwise agree in writing;

2.20.	“NASDAQ” means stock exchange of National Association of Securities Dealers Automated Quotation;

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2.21.	“Principal Banking Account” means the banking account maintained by the Issuer with a Bank or otherwise other financial institution permitted by the laws as stipulated in Section 6 of the Schedule;

2.22.	“Proposed Issuance” means the proposed units RCN to be issued in the relevant Tranche as stipulated in Column 2 of Clause 4.1.;

2.23.	“Quarter” shall mean the period in a calendar year of the relevant Tenure as follows:-

(a)	January to March (“Quarter 1”);
(b)	April to June (“Quarter 2”);
(c)	July to September (“Quarter 3”); and
(d)	October to December (“Quarter 4”);

2.24.	“Redeemable Convertible Note” or “RCN” means the redeemable convertible note issued by the Issuer to the Investor for the purpose of this Agreement;

2.25.	“Redemption” means the redemption of RCN in accordance to Clause 7;

2.26.	“Tranche” means the relevant Tranche as stipulated in Column 1 of Clause 4.1. for fund raising activity by Issuer through issuance of RCN to Investor subject to terms of this Agreement;

2.27.	“Sophisticated Investor” means any person specified under Part I of Schedule 6 and Part I of Schedule 7 of the CMSA;

2.28.	“Subscription” means the subscription in relation to the relevant Tranche as stipulated in Column 3 of Clause 4.1. during Subscription Parameter by payment of the relevant Subscription Price in relation to the relevant RCN to the Issuer. “Subscribe” shall be construed accordingly;

2.29.	“Subscription Parameter” means the subscription conditions in relation to the relevant Tranche as stipulated in Column 3 of Clause 4.1;

2.30.	“Subscription Price” means the subscription price of the relevant RCN in the relevant Tranche as stipulated in Column 4 of Clause 4.1. in accordance to the terms and conditions of this Agreement;

2.31.	“Tenure” shall have the meaning as stipulated under Clause 5 of this Agreement;

2.32.	“Term Sheet” means the legally binding document duly entered into between the Investor and the Issuer containing the salient terms and conditions herein and a copy of the same is hereby attached under Appendix B; and

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2.33	“United States Dollar” or “USD” means the legal tender in the United States of America.

3.	EFFECTIVE DATE

Notwithstanding and without prejudicing anything in this Agreement, this Agreement shall be effective on 1st November 2020 (“Effective Date”).

4.	THE ISSUANCE AND SUBSCRIPTION OF RCN

4.1.	The Issuer warrants and undertakes to carry out fund-raising exercise in the Tranche by issuance of RCN to the Investor as follows: -

Table 4,1 Tranche Parameters

Column 1	Column 2	Column 3	Column 4
Tranche	Proposed Issuance	Subscription Parameter	Subscription Price
Ist	2,500,000 RCN (valued up to RM 38,250,000)	1st November 2020 until 31st March 2021	United States Dollar Three and Cent Sixty Only (USD3.60) [fixed at USD 1 = MYR 4.25 as at 15 October 2020]

(a)	“Completion” in this Agreement shall mean (i) the full Subscription of the Proposed Issuance in the relevant Tranche by Investor; or (ii) in the event Investor is unable to fully Subscribe the Proposed Issuance, upon full Subscription of the Proposed Issuance fully or partly by other third party together with or without the Investor (whichever earlier).

(b)	The Parties hereby agree that in the event the Investor is unable to fully Subscribe the Proposed Issuance of the relevant Tranche, the Issuer may offer such Proposed Issuance or any part thereof to any third party for Subscription. The Parties may agree in writing on Subscription of subsequent Tranche upon expiry of Subscription Parameter of 1st Tranche as per Table 4.1 column 3 regardless the 1st Tranche of Proposed Issuance has been fully Subscribed by Investor and/or otherwise third party.

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(c)	The Issuer warrants and undertakes that the Subscription sum raised from the issuance of RCN shall be solely and entirely utilized by the Issuer as stated in Clause 8.1 and not otherwise; The Issuer further warrants and undertakes that the accounting records pertaining to the subscription of RCN shall be maintained without window dressing, fraud, and/or misrepresentation whereby the such record shall reflect the exact sum and date the Investor has paid to the Issuer as Subscription Price for the RCN;

(d)	The Investor shall transfer the sum payable (as per the Clause 4.1 Column 4) subject to availability of funds from time to time, to the Issuer in accordance to the unit of RCN actually Subscribed by Investor from the relevant Tranche as progress payment for the subscription of the relevant RCN in the relevant Tranche within five (5) Business Days into the Principal Banking Account from the date the Investor inform the Issuer in writing of the Investor’s Subscription of the relevant RCN from the relevant Tranche after deducting the Marketing Administration Fee incurred by Investor for that relevant Tranche which Parties hereby agreed to be as follow:-

Table 4.1.(d): Marketing Administration Fee

Tranche	Marketing Administration Fee
Ist	USD 0.08 per RCN

(e)	The Subscription Parameters and consequentially the Closing Date of the Subscription Parameter for the relevant Tranche may from time to time be amended, altered, extended or otherwise modified to be determined by mutual agreement in writing between the Issuer and Investor.

(f)	The relevant Marketing Administration Fee shall be deducted from the relevant Subscription Price by the Investor prior to payment of the same into the Principal Banking Account of the Issuer for the Subscription of the relevant RCN. The date of payment of the Subscription Price of a relevant RCN in accordance to this Clause 4.1. shall be known as “Tranche Payment”.

4.2.	Issuance of RCN

4.2.1.	Upon the Completion of the relevant Tranche, the Issuer shall issue the units of RCN within -sixty (60) calendar days from the Closing Date in writing (“Notification”) in the form of certificate. The date of the certificate issued shall be the “Issuance Date”. The RCN to be issued shall comply with the Constitution, Delaware Code and relevant securities laws and Listing Procedures.

4.2.2.	The RCN duly issued shall be delivered by the Issuer to Investor in accordance with this Agreement.

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5.	TENURE OF THE RCN

The Tenure of each RCN shall be effective from the Issuance Date (the date of which shall be inclusive) until :-

(a)	immediately prior to the conversion of the RCN in accordance to the Clause 6.2. of this Agreement; or

(b)	Redemption of the RCN upon Liquidity Event in accordance to Clause 7 of this Agreement;

whichever earlier.

6.	RIGHTS OF INVESTOR

6.1.	Interest

Each RCN shall be entitled to an annual interest (as defined in Column 3 of Table 6.1), non-cumulative and non-compounding interest based on its Interest Calculation Figure (as defined in Column 2 of Table 6.1) notwithstanding the Subscription Price of the relevant RCN (as defined in Column 4 of Table 4.1) during the Tenure of the RCN (“Interest”). Notwithstanding the Issuance Date, the Interest shall be calculated from the date of Tranche Payment for the Subscription for the relevant RCN (the “Interest Commencement Date”). The Interest will automatically cease to be accrued upon the end of Tenure of the RCN or upon winding up of the Issuer (the “Interest Cease Date”) (whichever earlier). The Interest shall be calculated on daily rest. The Interest shall be payable:-

(a)	on monthly pro-rata basis in the year of 2021; and

(b)	every six (6) months on pro-rata basis from year 2022 onwards (i.e. after every 30th June and after 31st December of each year)

(“Interest Payment Period”)

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Table 6.1 Interest Calculation Mechanism

Column 1	Column 2	Column 3	Column 4
Tranche	Interest Calculation Figure (USD)	Annual Interest	currency exchange rate
1st	USD 3.60	13.33%	USD1.00 = MYR 4.25

All Interest will be paid in MYR to Investor by Issuer.

Investor shall provide the relevant proof of Tranche Payment not later than three (3) Business Days prior to the relevant Interest Payment Date for Issuer’s verification (the “Proof’). The Parties shall resolve any discrepancies on the Interest payable within three (3) Business Days after the Issuer’s receipt of the Proof.

The Interest so computed, calculated and accrued as of the respective Interest Payment Date shall be payable by the Issuer to the Investor in accordance to the Interest Payment Period within five (5) Business Days from the day the Issuer receive the Proof.

6.2.	Conversion of RCN

6.2.1.	Both Parties hereby agree that the conversion of the RCN shall be made in the following manners: -

(a)	The Issuer shall convert all of the outstanding principal of the RCN so Subscribed by the Investor at Conversion Ratio into Conversion Stock on or prior to the Listing of Issuer; and

(b)	The Conversion Ratio is defined at Table 6.2.1 (b) below:

Table 6.2.1(b): Conversion Ratio

Column 1	Column 2	Column 3
Tranche	Proposed Issuance of RCN	Conversion Ratio
1st	2,500,000	One (1) RCN to be converted to One (1) Conversion Stock

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(c)	The Interest on RCN shall be payable and calculated based on Table 6.1 between the Interest Commencement Date and Interest Cease Date.

6.3.	Ranking

6.3.1.	Subject to the Constitution and Delaware Code, the RCN shall during its Tenure rank prior to the ordinary stock and all other debts of the Issuer. The Issuer shall not knowingly, in good faith, rank any other debt as superior in rank or priority to this RCN.

6.3.2.	In the event of any liquidation, dissolution, or winding up of the Issuer in accordance to its Constitution or the Delaware Code, the Investor shall be entitled to receive, prior to any distribution to any stocks of any other class of the Issuer, an amount equal to fifty-five point fifty-six per centum (55.56%) for 1st Tranche Subscription Price (as stated in Table 4.1. Column 4) paid in relation to the RCN issued first, then all or part thereof of the accrued but unpaid Interest thereon as at the date of winding up order or resolution of winding up (whichever applicable).

6.4.	Pre-emptive right of Investor

6.4.1.	Unless otherwise provided in the Constitution, the Investor shall not have any other claim in respect of any dividends declared by the Board.

6.4.2.	For the avoidance of doubt, the Investor shall not in any manner be conferred any rights or claims with regards to the participation in the distribution of profits of the Issuer except as otherwise expressly provided herein this Agreement.

6.5.	Subject to the Constitution and the Delaware Code, no person holding such RCN shall be entitled to hold position as a director of the Issuer unless the RCN has been converted to Conversion Stock whereupon the ordinary stockholder rights in accordance to the Constitution and Delaware Code shall apply.

6.6.	The Investor shall have the right to participate in future offer of investment in the Issuer in proportion to their pro rata actual ownership in the Issuer (on the proportion of the Conversion Stocks against the total stocks of the Issuer) at the same price and on the same terms as offered by the Issuer to any investor for the sole purpose of anti-dilution exercise by the Investor. Such investment includes all issuance of stock and other securities of any type whatsoever that are or may become convertible or exchangeable into stocks of the Company.

6.7.	The RCN Holder shall not be entitled to attend and vote at any general meeting of the Issuer save for and only in the following circumstances: -

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(a)	the business of the meeting includes any resolution that varies or abrogates the rights attached to the RCN and in this regard, the creation of further stocks ranking in any respect in priority to or pari passu with the RCN shall be deemed to be a variation or abrogation of the rights attached to the RCN;

(b)	the business of the meeting includes any resolution for the liquidation, dissolution or winding up of the Issuer;

(c)	the business of the meeting includes any proposal to affect any scheme of arrangement; or

(d)	in such other circumstances as may be expressly provided under this Agreement, Delaware Code and Constitution from time to time in respect of RCN.

whereby the Investor who is present in person or by proxy in such general meeting shall be entitled to: -

(i)	in relation to voting by a show of hand, one (1) vote for each RCN the Investor holds; and

(ii)	in relation to voting by poll, one (1) vote for each RCN of which the Investor holds.

7.	REDEMPTION OF RCN

7.1.	In the event of Liquidity Event, the Issuer shall, subject to the Constitution and Delaware Code:-

(a)	redeem all such outstanding RCN which are not converted into Conversion Stock as of the date of Liquidity Event from the Investor. The redemption price of such unconverted RCN shall be as defined in Column 3 Table 7.1(a) of the Subscription Price of the relevant unconverted RCN (the “Redemption Price”):-

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Table 7.1(a): Redemption Price

Column 1	Column 2	Column 3
Tranche	Subscription Price	Redemption Price
1st	USD 3.60	55.56%

; and

(b)	pay any outstanding Interest accrued but remain unpaid as of the date of Liquidity Event (if any) by the Issuer to the Investor.

8.	UTILIZATION OF FUND

8.1.	Subject to the Constitution, the resolutions of the Board and the Delaware Code, all Subscription Price derived from the issuance of RCN by the Issuer pursuant to this Agreement shall be utilized by the Issuer for any purposes as it deems fit and proper including but not limited to the following listing purposes only: -

(a)	charges, fees, expenses and/or any such costs to be incurred for the Listing of the Issuer;

(b)	charges, fees, expenses and/or any such costs incurred or to be incurred for the purpose of the issuance as contemplated herein;

(c)	any professional fees due and payable;

(d)	working capital of the Issuer; and

(e)	any other related utilization of fund deemed necessary by the Issuer.

9.	OBLIGATIONS OF THE ISSUER

9.1.	Pursuant to this Agreement, the Issuer shall provide to the Investor, upon Investor’s reasonable written request, the following information and/or documents: -

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(a)	the Quarterly activity report of which shall cover the qualitative and quantitative aspects of the Issuer, within thirty (30) days after the end of the Quarter during the Tenure of RCN;

(b)	the full version of annual report and forecasts of prior or on the same day as the same is circulated to ordinary stockholder of the Issuer; and

(c)	the full details of any progress in relation to the Listing of all or part of the business as reasonably requested by the Investor may reasonably require within thirty (30) calendar days from the receipt of a notice by the Investor requesting for such information.

10.	Conversion Stocks Management

10.1.	All Conversion Stock may be subject to Moratorium as hereinafter as Parties may agree in writing prior to the conversion of the relevant RCN to Conversion Stock whereby:-

it is hereby agreed that all Conversion Stocks being converted from RCN shall be subject to Moratorium whereupon all such Conversion Stocks shall be subject to restriction of trading within twelve (12) calendar months from the date of Listing.

10.2.	In the event any of such Conversion Stocks shall be subject to Moratorium, all the Conversion Stock shall be held by the Investor subject to the Moratorium and shall be kept in possession and in the name of the Investor solely and not otherwise, until the Moratorium cease to operate.

10.3.	The Issuer shall commence a stock buy-back exercise from Investor in relation to Conversion Shares within seven (7) Business Days from the day the Moratorium ceases provided always that such stock buy-back exercise shall only be applicable if and only if the ordinary stock of the Company is valued at less than USD 16.00 at the closing of the trade on the day at the end of Moratorium. The buy back rate of the Subscription Price of the Conversion Shares for the stock buy-back exercise is defined in Column 3 in Table 10.3. (the “Buy Back Rate”) as follows:-

Table 10.3.: Buy Back Rate

Column 1	Column 2	Column 3
Tranche	Subscription Price	Buy Back Rate
1st	USD 3.60	77.80%

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10.4	Parties hereby agree that the Issuers shall procure the following clauses to be incorporated in the stockholder agreement between the Executive and the Investors:

(a)	Tag-Along Rights

Executive may not sell any common stock of the Issuer to one or more third parties during any subsisting Moratorium upon any common stock held by the Investor, unless the Investor is offered a pro rata right (calculated by reference to the aggregate number of Issuer’s common stock held by Investor) to participate in such sale for a purchase price per Issuer’s common stock held by Investor and on other terms and conditions not less favorable to Investor than those applicable to Executive.

(b)	Drag-Along Rights

If Executive proposes to sell to one or more third parties’ common stock during any subsisting Moratorium upon any common stock held by the Investor then, if requested by Executive, the Investor shall be required to join the Executive in such sale on a pro rata right (calculated by reference to the aggregate number of Issuer’s common stock held by Investor) for a purchase price per Issuer’s common stock and on other terms and conditions not less favorable to Investor than those applicable to the Executive.

11.	SUCCESS FEES

11.1.	The Parties recognize that the Tranche Payment is paid by the Investor inter alia from the monies the Investor has raised from the CRPS Subscribers.

11.2.	Parties hereby agree that Investor is entitled to success fees in the form of ordinary stock of the Issuer. The Investor shall be entitled to number of ordinary stocks of the Issuer equivalent to three per centum (3%) of the RCN issued in favor Investor in the Tranche (“Success Fees Stocks”).

11.3.	Parties agree that the Success Fees Stocks shall be subjected to Moratorium whereby all such Conversion Stock shall be subjected to Moratorium of eighteen (18) calendar months from the date of Listing whereby Clause 10.2. above shall be applicable mutatis mutandis to Success Fees Stocks.

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Illustration

For example, Investor has on 31 March 2021 paid to Issuer USD 9,000,000.00 (the Subscription Price) less USD200,000.00 (the Marketing Administration Fee) for Subscription for all 2,500,000 units of RCN in the Is' Tranche. The success fees shall be 75,000 units of ordinary stocks of the Issuer (the Success Fees Stocks).

12.	WARRANTIES AND UNDERTAKINGS

12.1.	Issuer’s Warranties

The Issuer warrants to and undertakes with the Investor: -

(a)	the Issuer is duly incorporated and is validly existing under the laws of Delaware, United States of America;

(b)	the Issuer is solvent and not subject to any insolvency proceedings as at the date of this Agreement;

(c)	all necessary actions, authorisations, and consents required under this Agreement have been taken, fulfilled and obtained and remain in full force and effect;

(d)	the Issuer’s entry into, exercise of its rights under and performance of the Agreement do not and shall not violate any existing law, regulations, bylaws or agreements to which it is a party;

(e)	the Issuer shall, subject to Delaware Code, incorporate all the material terms in this Agreement into its Constitution;

(f)	no material litigation or arbitration is currently on going or to the Issuer’s knowledge is threatening of which may have a material adverse effect on the ability of the Issuer to comply with this Agreement; and

12.2.	Investor's Warranties

The Investor warrants to and undertakes with the Issuer that: -

(a)	it has the full legal right, power and capacity to enter into this Agreement and all appropriate and necessary action has been taken to authorise the execution of this Agreement;

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(b)	this Agreement constitutes legal, valid and binding obligations of the Investor in accordance with its terms;

(c)	it is a fully owned subsidiary of the Fund Manager incorporated for the sole purpose for the performance of this Agreement;

(d)	the Investor has the legal and financial ability and corporate capability to undertake its obligations under this Agreement in relation to any RCN it Subscribes pursuant to Clause 4.1.; and subject to availabilility of funding from other subscribers/investors from time to time

(e)	has been duly incorporated and validly exists under the laws of Malaysia and the subscription of the RCN shall not violate any provision of its constitutional documents and does not violate any contracts, instrument or deed to which the Investor is a party, or contravene or result in a contravention of the laws of Malaysia to which that Investor is subject to.

13.	TERMINATION

13.1.	Either Party shall have the right, without prejudice to any other rights it may have, to terminate this Agreement if the other Party materially breaches its obligations herein contained in Clause 13.2. and such breach remains not remedied by the defaulting Party after the time stipulated in Clause 13.3.

13.2.	A material breach occurs: -

(i)	if the other Party fails to observe or perform any of the covenants, agreements, or obligations as stated in this Agreement; or

(ii)	If material litigation or proceedings before any court are pending or threatened against the other Party whereby the result of which in the Issuer’s sole opinion might have an adverse material effect on the other Party's business, assets, financial condition, or its ability to pay the Issuer and/or the ability of the other Party to effectively carry out its obligations and covenants under this Agreement; or

(iii)	if the other Party is found or known or suspected to be involved in any fraudulent (whether constructive, actual and/or implied) or any unlawful activity related to this Agreement; or

(iv)	if the other Party, being a company, has a petition for winding up is presented (except voluntary liquidation for the sole purpose of reconstruction or amalgamation); or

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(v)	if the other Party allows any judgment against it to remain unsatisfied for more than seven (7) calendar days thereof or has any distress or execution or other process of a court of competent jurisdiction levied upon or issued against any of its property and such distress execution or other process as the case may be is not satisfied by it within seven (7) calendar days from the date thereof; or

(vi)	if a supervisor, receiver, manager, receiver or manager, judicial manager, liquidator (including interim liquidator) is appointed to receive and/or manage the assets undertakings or properties or any part thereof of either Party; or

(vii)	if this Agreement is held to be illegal or invalid in its entirety under present or future laws or regulations.

13.3.	Upon the breach of either of the above conditions, the non-defaulting Party may terminate this Agreement as follows:-

(i)	as to a default under any other Clauses in 13.2. above, if such default is not cured within seven (7) Business Days after the defaulting Party shall have received written notice specifying in reasonable detail the nature of such default and such action the defaulting Party must take in order to cure, remedy, or settle each such item of default.

13.4.	Effect of Termination or Prior Determination

Subject to Delaware Code, Constitution or any other laws governing insolvency and winding up, upon the termination (whether pursuant to Clause 13.3. or otherwise) or prior determination by whatsoever reason:-

13.4.1.	In the event Subscription Price has been paid into the Principal Banking Account of Issuer by the Investor pending issuance of RCN, the Issuer shall notwithstanding termination or prior determination, issue the RCN in accordance to Clause 4.2. The rights and liabilities of both Parties shall in relation to RCN subsist the termination or prior determination for the Tenure of RCN.

13.4.2.	The Success Fees Stocks shall continue to be payable, if yet to be paid, in accordance to Clause 11 of the Agreement in relation to RCN Subscribed by the Investor:-

(a)	prior to termination or prior determination; or
(b)	after termination or prior determination in accordance to Clause 13.4.1. above.

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13.4.3.	non-defaulting Party shall further be entitled to claim for specific performance, reasonable damages and losses in entering into this Agreement, and thereafter this Agreement shall be null and void and of no further force and effect and neither Party will have any further rights and obligations against or towards the other save in respect of any antecedent breaches and any terms and conditions which intends to subsist any termination or prior determination.

14.	NOTICES

14.1.	Service of Notice

Except as stipulated otherwise in this Agreement, a notice, letter or other communication required or permitted (the “Communication”), under this Agreement or by any written law related, ancillary or incidental to this Agreement, shall be served to the other Party as follows:-

(a)	by leaving a copy of the Communication at that Party’s current address of service; or

(b)	by mailing the original copy of the Communication vide registered post or courier addressed to that Party at the Party's current address for service; or

(c)	by attaching the scanned copy of the Communication in an e-mail message and send to the Party’s current email address.

14.2.	Particulars for Service

The particulars for service of the Issuer, for purpose of this Clause 14, are as stipulated in Section 2 of the Schedule;

The particulars for service of the Investor for purpose of this Clause 14, are as stipulated in Section 3 of the Schedule;

whereby any Party may change its postal address or email address for service by giving notice to the other Party.

14.3.	Time of Service

Unless specified otherwise in this Agreement, a Communication is deemed served:

(a)	if served personally or left at the Party's current postal address for service, upon service and duly acknowledged;

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(b)	if posted by registered post to a Malaysian address, two (2) Business Days after posting, and in any other case, five (5) Business Days after posting;

(c)	if posted by registered post within Malaysia to a Malaysian address, five (5) Business Days after posting, and in any other case, ten (10) Business Days after posting;

(d)	if served by email, at the time transmission of such email provided always that the scanned copy of the Communication is attached therein and the sender has not received a failed or undeliverable message from the host provider of the recipient within twenty four (24) hours from the time of transmission of the email; and

if a Party receive Communication by method (a) and (c) after 1700 hours local time of the place of receipt, the service is deemed completed at 0900 hours local time on the next Business Day.

15.	FORCE MAJEURE

15.1.	Neither Party shall be in breach of its obligations under this Agreement if it is unable to perform or fulfil any of its obligations under this Agreement as a result of the occurrence of acts of God, fire, explosions, strikes, lockouts, riots, civil commotions, mobilizations threat or existence of war, blockades, embargoes, epidemics, pandemics, uncontrolled spread of contagious diseases, acts of authorities concerned or from any other causes beyond the reasonable control of a Party which affects the performance of this Agreement (the “Force Majeure Event”).

15.2.	If a Force Majeure Event occurs by reason of which a Party is unable to perform any of its obligations under this Agreement, that Part shall notify the other Party as soon as practicable of the occurrence of the Force Majeure Event and take all reasonable measures to mitigate any delay or interruption to its obligations.

15.3.	Notwithstanding anything in this Agreement, the time for performance of this Agreement shall be extended by a period equivalent to the time lost as a result of such delay, plus such reasonable schedule recovery time as the Parties agree to be reasonable in light of the circumstances surrounding such event of delay.

15.4.	If a Party considers the Force Majeure Event to be of such severity or to be continuing for such period that the affected Party is unable to perform any of its obligations under this Agreement, this Agreement may be terminated by mutual agreement of both Parties.

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15.5.	Neither Party shall be entitled to rely upon the provisions of Clause 15.4. above if one Party reasonably determined that Force Majeure Event has not occurred. If the any the other Party does not agree that a Force Majeure Event has occurred, the dispute may be referred to a arbitration in accordance to Clause 18.1.

15.6.	For the avoidance of doubt, the Parties shall continue to perform those parts of their obligations not affected, delayed or interrupted by a Force Majeure Event and such obligations shall, pending the outcome of Clause 15.5., continue in full force and effect.

16.	TAXATION

16.1.	All parties in this Agreement are responsible for their own tax obligations.

16.2.	Save as herein stated, no Party shall be obliged to pay any additional amounts in respect of any such deduction or withholding from payments in respect of the RCN for or on account of any such present or future taxes, duties, assessments or governmental charges.

17.	GENERAL

17.1.	Governing Law and Jurisdiction

This Agreement is governed by and is to be construed in accordance with the laws of Malaysia. Each Party agree that any dispute arising from this Agreement shall be referred to arbitration with the seat of arbitration in Kuala Lumpur, Malaysia and such arbitration shall be conducted in accordance to Arbitration Act 2005 [Act 646]. Parties agree that all arbitration shall be conducted by single arbitrator who is a Malaysian citizen. The appointment of the single arbitrator shall be agreed in writing by both Parties. In the event both Parties cannot agree on the single arbitrator within thirty (30) calendar days, that single arbitrator shall be appointed by the Director of the Asian International Arbitration Centre (Malaysia).

17.2.	Time of the Essence

Unless otherwise agreed in writing by Parties, time is of the essence as regards all dates, periods of time and times specified in this Agreement.

17.3.	Legal Costs and Stamp Duty

17.3.1.	The Parties shall bear their own legal costs and expenses respectively in relation to the negotiation, preparation and execution of this Agreement and other documents related, ancillary and incidental to this Agreement. Any stamp duty related to Agreement and other documents related, ancillary, and incidental to this Agreement, including but not limited to any transfer of RCN, shall be borne by the Issuer.

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17.3.2.	In the event of any arbitration or litigation, including breach, enforcement, or interpretation, arising out of this Agreement, the prevailing Party of such litigation shall be entitled to recover reasonable legal fees, costs, and expenses, including pre-litigation, pre- arbitration, litigation, arbitration and appellate legal fees and costs (on a solicitors-client basis).

17.4.	Waiver and Exercise of Rights

17.4.1.	A single or partial exercise or waiver of a right relating to this Agreement does not prevent any other exercise of that right or the exercise of any other right. In the event Parties agree on a waiver based on mutual agreement, Parties shall reduce such agreement in writing in accordance to Clause 18.7.

17.5.	Assignment of this Agreement

No Party shall assign, novate, transfer, mortgage, charge, subcontract, or deal in any other manner with any of its rights and obligations under this Agreement unless otherwise agreed in writing by the other Party.

17.6.	Successors Bound

This Agreement shall be binding on the successors-in-title and permitted assigns of the Parties and the heirs, successors-in-title of the Parties, as the case may be.

17.7.	Variation

No variation of this Agreement shall be effective unless it is in writing and agreed mutually by Parties and signed by the Parties.

17.8.	Further Assurance

The Parties covenant with each other that they will respectively sign execute and do and procure all other persons or companies, if necessary, to execute and do all such further deeds, assurance, acts and things as may be necessary to give valid effect to the terms and conditions of this Agreement.

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17.9.	Rights and Remedies

Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law and/or equitable principles.

17.10.	Illegality and Severability of Provisions

(a)	The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction will not affect its legality, validity or enforceability under the law of any other jurisdiction, nor the legality, validity or enforceability of any other provision.

(b)	If a provision in this Agreement is held to be illegal, invalid, void, voidable or unenforceable, that provision must be read on its own to the extent necessary to ensure that it is not illegal, invalid, void, voidable or unenforceable.

(c)	If it is not possible to read down the provision as required in this Clause, that provision is severable without affecting the validity or enforceability of the remaining part of that provision or the other provisions in this Agreement.

17.11.	Confidential Information

17.11.1.	No Party shall divulge or communicate to any person or use or exploit for any purpose, whatsoever any of the Confidential Information relating to any of the Party, this Agreement or the Term Sheet, of which the relevant party may receive or obtain as a result of entering into this Agreement, and shall prevent its agents and employees from so acting unless

(i)	it is required to do so by law or any securities exchange or regulatory or governmental body to which it is subjected to;

(ii)	it considers it necessary to disclose the Confidential Information to its professional advisers, auditors and bankers provided that it does so on a confidential basis; or

(iii)	the Confidential Information has come into the public domain through no fault of that Party.

17.11.2.	This Clause 18.11 shall survive any termination, expiration, frustration, rescission or prior determination of this Agreement.

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17.11.3.	Notwithstanding anything herein, Parties agree that provided that this Agreement is fully performed by both Parties, either Party may disclose this Agreement to any third party without any liability to the other Party provided that the disclosure to third party shall be made after three (3) months from the date of Listing and that the Principal Banking Account and Founder’s details are excluded from the disclosure, unless such information is requested by regulatory bodies or by law.

17.12.	Validity of Term Sheet

Unless otherwise agreed by the Parties, the Term Sheet shall serve as a legally binding document between the Parties prior to the Effective Date. The Term Sheet shall be deemed mutually terminated on the Effective Date without prejudicing any Party’s rights and remedies in the Tern Sheet for antecedent breach of the Term Sheet. Thereafter the provisions in this Agreement shall prevail over the terms and conditions in the Term Sheet.

17.13.	Entire Agreement

Unless otherwise expressly stated in any duly stamped addendum or instrument for the purpose of novation, amendment and/ or supplementary to this Agreement, this Agreement constitutes the entire agreement between the Parties hereto with respect to the matters dealt with therein and supersedes any previous agreement or understanding between the Parties hereto in relation to such matters.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first written above.

Signed for and on behalf of

the Issuer

Treasure Global Inc.

(Delaware Department of State’s File No:

7908921)

by its sole director in the presence of:

Witness	Director
Name:	Name: TAN KOK PIN
N.R.IC. No: 790912-08-5696	N.R.I.C. No: 831013-08-5689

Signed for and on behalf of

the Investor

Space Capital Berhad

[Malaysian Company Registration No. 202001021309 (1377629-P)]

by its director in the presence of :

Witness	Director
Name:	Name: MUNISWARAN @ YOGESWARAN
N.R.IC. No: 750616-10-5373	N.R.I.C. No: 760323-10-5731 1 A3161604

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SCHEDULE

(to be read and construed as integral part of this Agreement)

section	particulars	details
1	Agreement Date	1st November 2020
2	Particulars of Issuer	Name	:	Treasure Global Inc. (Delaware Department of State’s File No.: 7908921)

		Registered Agent	:	Harvard Business Services, Inc., 16192 Coastal Hwy, Lewis, Sussex 19958, Delaware, United States of America.

		Address of Service	:	No. 45-1, Jalan USJ 21/10, USJ 21, 47640 Subang Jaya, Selangor Darul Ehsan, Malaysia.

		Email	:	dt@treasuregroup.co

		Person in Charge	:	Tan Kok Pin

		Designation	:	Director

3	Particulars of Investor	Name	:	Space Capital Berhad [Malaysian Company Registration No.: 202001021309 (1377629-P)]

		Registered Address	:	No. 1-1, Jalan 3/109E, Jalan Desa, Desa Business Park, Taman Desa, Off Jalan Klang Lama, 58100 Kuala Lumpur, Malaysia.

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		Address of Service	:	Suite 33-01, 33rd Floor, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia.

		Email	:	chairman@swordfishsolutions.asia

		Person in Charge	:	Muniswaran @ Yogeswaran

		Designation	:	Director

4	Particulars of Fund Manager	Name	:	Swordfish Solutions Sdn. Bhd. [Malaysian Company No.: 201601022810 (1193749-W)]

		Registered Address	:	No. 1-1, Jalan 3/109E, Jalan Desa, Desa Business Park, Taman Desa, Off Jalan Klang Lama, 58100 Kuala Lumpur, Malaysia.

		Business Address	:	Suite 33-01, 33rd Floor, Menara Keck Seng, 203 Jalan Bukit Bintang, 55100 Kuala Lumpur, Malaysia.

		Email	:	chairman@swordfishsolutions.asia

		Person in Charge	:	Muniswaran @ Yogeswaran

		Designation	:	Director

5	Particular of the Founder	Name	:	Tan Kok Pin

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		N.R.I.C. No.	:	831013-08-5689

		Address of Service	:	No. 45-1, Jalan USJ 21/10, USJ 21, 47640 Subang Jaya, Selangor Darul Ehsan, Malaysia.

		Email	:	dt@treasuregroup.co

6	Principal Banking Account	Accountholder	:	Treasure Gobal Inc
		Bank	:	OCBC Bank (Malaysia) Berhad

		Account No.	:	MYR Current Account: 787-108897-2

USD Investment Foreign Currency Account: 787-108898-0

		SWIFT Code	:	OCBCMYKL

		Bank Branch	:	19, Jalan Setiapuspa, Bukit Damansara, 50490 Kuala Lumpur, Malaysia

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APPENDIX A

(to be read and construed as integral part of this Agreement)

The IM as appended herein.

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APPENDIX B

(to be read and construed as integral part of this Agreement)

Term Sheet as appended herein.

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